Consent of Independent Registered Public Accounting Firm


     As independent public accountants, we hereby consent to the use of our report incorporated by reference herin dated December 21, 2004 on the financial statements of the AAM Equity Fund as of October 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654.)


/s/ Cohen McCurdy
Cohen McCurdy, Ltd.
Westlake, Ohio
April 19, 2005



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            Consent of Independent Registered Public Accounting Firm


     As independent public accountants, we hereby consent to the use of our report incorporated by reference herin dated September 28, 2004 on the financial statements of the Dobson Covered Call Fund as of July 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654.)


/s/ Cohen McCurdy
Cohen McCurdy, Ltd.
Westlake, Ohio
April 19, 2005